GUARANTY NATIONAL CORPORATION

              1991 LONG-TERM PERFORMANCE INCENTIVE PLAN
                   AS AMENDED OCTOBER 29,1996
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1.         PURPOSE OF THE PLAN

           The purpose of the Guaranty National Corporation 1991 Long-Term Performance Incentive Plan (the "Plan"), as amended October 29, 1996 is to further the interests of Guaranty National Corporation (the "Company") and its shareholders by providing long-term performance incentives to those key employees of the Company and its subsidiaries who are largely responsible for the management, growth and protection of the business of the Company and its subsidiaries. To that end, the Company may, from time to time during the effective period of the Plan, award to such employees as may be selected in the manner provided below one or more of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock and Performance Units (each as hereinafter described), subject to the conditions hereinafter set forth.

2.         ADMINISTRATION OF THE PLAN

           The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company as may from time to time be designated by the Board of Directors (the "Committee"). No member of the Committee while serving as such shall be eligible for participation in the Plan. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, in person or by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, or acts approved in writing by all of the members, shall be the acts of the Committee.

           Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the employees who will participate in the Plan, (b) to determine the amount and type of the awards to be made to each employee so selected, (c) to determine the time or times at which awards will be made, (d) to construe and interpret the Plan and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan and
(e) to make all other determinations as it may deem necessary or advisable for the administration of the Plan.

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3.         PARTICIPATION IN THE PLAN

           Participants in the Plan shall be selected by the Committee from among the key employees of the Company and its subsidiaries. The term "employees," as used herein, shall include officers of the Company or of a subsidiary of the Company, and shall include directors who are also employees of the Company or of a subsidiary of the Company. The term "subsidiary," as used herein, shall mean any corporation of which 50% or more of the outstanding voting securities are beneficially owned, directly or indirectly, now or hereafter, by the Company.

           No employee shall have any right to participate in the Plan unless selected by the Committee and then only to the extent determined by the Committee. In selecting the employees who may become participants in the Plan, as well as in determining the amount, type and terms and conditions of each award made under the Plan, the Committee shall weigh such factors as it shall deem relevant to accomplish the purposes of the Plan, and all actions taken and determinations made by the Committee, in its sole discretion, shall be final and binding and not subject to review.

           An employee to whom an award has been made under the Plan may receive one or more additional awards if the Committee shall so determine. No employee shall be eligible to receive any stock option or Restricted Stock if, at the time such award is made, such employee owns stock possessing more than ten percent of the total combined voting power of all classes of stock either of the Company or of any subsidiary.

4.         PLAN LIMITATIONS; SHARES SUBJECT TO THE PLAN

           Subject to the provisions of Section 9 hereof, the aggregate number of shares of Common Stock, $1.00 par value, of the Company (the "Common Stock") for which options may be awarded, or which may be issued as Restricted Stock, shall not exceed 800,000 shares. Such shares shall be made available, at the discretion of the Board of Directors, either from the authorized but unissued shares of Common Stock of the Company or from shares of Common Stock held by the Company as treasury shares, including shares purchased in the open market. If an option award under this Plan shall expire or terminate or be surrendered to the Company (other than pursuant to Section 5(g) unexercised as to any shares covered thereby, or if any shares of Restricted Stock awarded under the Plan shall be forfeited or surrendered to the Company, the shares represented thereby shall thereafter again be available for other awards under the Plan. However, if an option award under this Plan shall be accepted for surrender pursuant to terms and conditions determined by the Committee under Section 5(g) hereof, and shares covered thereby shall not thereafter be available for other awards under the Plan.

     Subject to the provisions of Section 9 hereof, the aggregate number of Performance Units which may be awarded under the Plan shall not exceed 350,000. If any Performance Units

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awarded  under  the  Plan shall be forfeited  or  canceled,  such
Performance Units shall thereafter be available for making of awards under the Plan.

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5.           STOCK OPTIONS

        (a) Award of Options. Subject to the provisions of the Plan, the Committee may from time to time, in its sole discretion, award to employees who have been selected to participate in the Plan options to purchase shares of Common Stock of the Company. In connection therewith, the Committee shall have full and final authority in its discretion, subject to the provision of the Plan, (i) to determine the employees to whom options are to be awarded, (ii) in the case of each option awarded, to determine whether the same shall be an incentive stock option pursuant to section 422 of the Internal Revenue Code of 1986 (the "Code"), as the same may from time to time be amended (an "Incentive Stock Option"), or an option which does not qualify under such section 422 (a "Non-Qualified Option"),
(iii)  to determine the number of shares subject to each  option,
(iv) to determine the time or times at which options will be awarded, (v) to determine the option price of the shares subject to each option, which price shall not be less than the minimum specified in Section 5 (c) hereof, (vi) to determine the time or times when each option becomes exercisable and the duration of the exercise period, and (vii) to prescribe the form or forms of the instruments evidencing any options awarded under the Plan (which forms shall be consistent with the Plan but need not be identical).

          (b) Term of Options. The full term of each option awarded hereunder shall be for such period as the Committee shall determine, but not for more than ten years and on day from the date of awarding of a Non-Qualified Option and not more than ten years from the date of awarding of and Incentive Stock Option. Each option shall be subject to earlier termination as provided in paragraphs (f) and
(g) of this Section 5.

        (c) Option Price. The option price shall be determined by the Committee at the time any option is awarded, and shall be not less than 100 percent of the fair market value (but in no event less than par value) of the shares covered thereby at the time the option is awarded. The option price shall be paid in cash or by the surrender, at the fair market value thereof, of share of Common Stock of the Company, or by any combination of cash and such shares. For purposes of this Plan, the "fair market value" of a share of Common Stock of the Company shall be deemed to be, a any time, the mean of the high and low selling prices of such Common Stock as reported on the New York Stock Exchange, Inc.

            (d) Non-Transferability of Options - Designation of Beneficiary. (I) Except as provided in paragraph (ii) of this Section, no option awarded under this Plan shall be transferred by the holder thereof otherwise than to his designated beneficiary or estate pursuant to Section 8 hereof, and such option may be exercised during his or her lifetime only by him or her.

        (iii) Notwithstanding the foregoing, the Committee may, in its discretion, provide that options, restricted stock, performance units or other rights or interests of an employee granted pursuant to this Plan (other than an Incentive Stock Option) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for

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      the  benefit  of  such  immediate  family  members  and  to partnerships in which such family members are the only partners. The Committee may attach to such family members are the only
partners.   The  Committee  may attach  to  such  transferability
feature  such  terms and conditions as its deems  advisable.   In
addition, an employee may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the employee, and to receive any distribution with respect to any award made under this Plan upon
the  death  of  the  employee.   A beneficiary,  guardian,  legal
representative, or other person claiming any rights under the Plan from or through any employee shall be subject to all terms and conditions of the Plan and any Agreement applicable to such participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

       (e) Limitation on Incentive Stock Options. In the case of any Option which is intended to be an Incentive Stock Option, the aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year (under all stock option plans of the Company) shall not exceed one hundred thousand dollars ($100,000)

      (f)  Exercise of Options. (i)  Subject to the provisions of
Section 5(e) hereof, each option awarded under this Plan shall be exercisable on such date or dates and during such period and for such number of shares as shall be determined pursuant to the provisions of the instrument evidencing such options.

        (ii) A person electing to exercise an option shall give written notice to the Company of such election and of the number of shares such person has elected to purchase, and shall at the time of exercise tender the full purchase price of the shares he has elected to purchase. Until receipt by the Company of such full purchase price, he shall possess no rights of a record holder with respect to any of such shares. Upon the exercise of an option at a time when there is not in effect a registration statement under the Securities Act of 1933 relating to the shares issuable upon exercise of the option, the optionee shall provide the Company with such representations and warranties as may be required by the Company to the effect that the shares to be purchased pursuant to the option are being acquired for investment and not with a view to the distribution thereof. Without limiting the Company's obligations with respect to outstanding options, no shares shall be purchased upon the exercise of any option unless all applicable requirements of the Securities and Exchange Commission, and any other regulatory agencies having jurisdiction and of any stock exchanges upon which the shares may be listed have been fully complied with. The Company shall use its best efforts to comply with all such regulations and appropriate provisions may be made in the instruments evidencing options to provide for suitable adjustments in the event that the Company is unable to comply with such regulations.

        (iii) No option shall be affected by any change of duties or position of the optionee (including transfer to or from a subsidiary), so long as he continues to be an employee of the Company or any of its subsidiaries. If an optionee shall cease to be such an employee for any

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reason  other  than  death,  such  option  shall  thereafter   be
exercisable only to the extent of the purchase rights, if any, which had accrued as of the date of such cessation, and such remaining right to purchase shall in any event terminate upon the earlier of (a) the expiration of the full term of the option or the expiration of three months from the date of such cessation of
employment.   Nothing  in  this Plan or  in  any  option  awarded
hereunder shall confer upon any optionee any right to continue in the employ of the Company or any of its subsidiaries or to interfere in any way with the right of the Company or its subsidiaries to terminate his employment at any time.

         (iv) Should an optionee die while in the employ of the Company or any of its subsidiaries, such optionee's designated beneficiaries or such other persons as shall have acquired, by will or by the laws of descent and distribution, the right to exercise any option theretofore awarded such optionee may, in either case, exercise such option at any time prior to expiration of its full term or the expiration of one year from the date of death of the optionee, whichever is earlier.

        (v) Any exercise pursuant to subparagraphs (iii) or (iv) above shall be limited to the purchase rights which shall have accrued as of the date when the optionee ceased to be such an employee, whether by death or otherwise, provided, however, that the Committee may provide in the instrument evidencing any option, or any amendment thereto, that all shares covered by such option shall become subject to purchase immediately upon the death or cessation of employment of the optionee.

            (g) Surrender of Options. The Committee may, under such terms and conditions as it deems appropriate, accept the surrender by an optionee of a right to exercise an option to purchase shares of Common Stock and authorize a payment in consideration therefor of an amount equal to the difference obtained by subtracting the option price form the fair market value on the date of such surrender, such payment (net of any amount withheld pursuant to Section 11 hereof) to be, in the sole discretion of the Committee, in shares of the Common Stock of the Company, valued at fair market value on the date of such surrender, or in cash, or partly in such shares and partly in cash, provided that the Committee shall have determined that such settlement is consistent with the purposes set forth in Section 1 hereof.

         (h) Stock Option Agreements. Each option awarded under the Plan shall be evidenced by a stock option agreement (which need not be identical with other stock option agreements) executed on behalf of the Company by a member of the Committee or by an officer designated by the Committee and by the optionee which shall set forth the terms and conditions of the option (including, in the case of Incentive Stock Options, such terms as shall be requisite in the judgment of the Committee to provide that those options will be "incentive stock options" within the meaning of Section 422 of the Code) either expressly to by reference to the Plan an which may contain other provisions provided they are neither inconsistent with nor prohibited by the Plan.

6.          RESTRICTED STOCK

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        (a)   Restricted Stock Awards.  Subject to the provisions
of   the  Plan, the Committee may from time to time, in its  sole
discretion,  contingently  award  to  employees  who  have   been
selected to participate in the Plan shares of Common Stock of the Company upon the terms and conditions, and subject to the restrictions set forth in this Section 6 ("Restricted Stock"). In connection therewith, the Committee shall have full and final authority in its discretion, subject to the provision of the Plan, (i) to determine the employees to be awarded Restricted Stock, (ii) to determine the number of shares of Restricted Stock to be awarded to each such employee, (iii) to determine the time or times at which awards of Restricted Stock shall be made, (iv) to determine the Restricted Period (as hereinafter defined) applicable to each award of Restricted Stock, and (v) to prescribe the form or forms of the agreements to be entered into between the Company and each employee to whom Restricted Stock is awards (which agreements shall be consistent with the Plan but need not be identical).

         (b) Restricted Period. (i) Except as hereinafter expressly provided, no shares of Restricted Stock awarded to an employee may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the employee for such period, not to be less than two years from the date  of award, as shall be established by the Committee  in  its sole  discretion  at  the  time of such  award  (the  "Restricted
Period").   If  at any time an employee to whom Restricted  Stock
has been awarded is no longer employed by the Company or any of its subsidiaries for any reason (other than death, permanent and total disability, or retirement), all shares of Restricted Stock theretofore awarded to him and as to which the applicable
Restricted Period has not expired shall immediately be forfeited and returned to the Company, and all rights of such employee with respect to such Restricted Stock shall terminate, without payment of any consideration by the Company.

     (ii) In the event that an employee to whom Restricted Stock has been awarded is no longer employed by the Company or any of its subsidiaries by reason of such employee's death, permanent and total disability or retirement, the restrictions set forth in
Section 6(b)(i) shall be deemed to have been satisfied as to the number of full shares of such employee's Restricted Stock determined by multiplying the total number of shares of Restricted Stock subject to each Restricted Stock award by a fraction, the numerator of which shall be the number of days between the date of such award and the date of termination of employment, and the denominator of which shall be the total number of days in the applicable Restricted Period. Shares of Restricted Stock as to which restrictions have not so lapsed shall be forfeited and returned to the Company as provided in
Section 6(b)(i).

           (iii) Notwithstanding the terms of the foregoing sections, the Committee shall have the authority, in its sole discretion, to accelerate the time at which restrictions will lapse or to remove any such restrictions whenever it may determine that, by reason of changes in applicable tax or other laws or any other changes in circumstances arising after the date of award, such action is in the best interests of the Company and equitable to the employee or his or her heirs or designated beneficiaries.

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     (c)   Legend:  Deposit  of Certificates.   Each  certificate
issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the employee and deposited by the employee, together with a stock power endorsed in blank, with the Company, and shall bear the following (or a similar) legend, and any other legend required by law:

     The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Guaranty National Corporation 1991 Long-Term Performance Incentive Plan, as amended, and an agreement between the registered owner and Guaranty National Corporation. Copies of such plan and agreement are on file in the offices of the Secretary of Guaranty National Corporation, 9800 South Meridian Boulevard, Englewood, Colorado 80155.

Upon the expiration of the Restricted Period, or the earlier lapse of restrictions pursuant to Section 6(b)(ii) or (iii) hereof, the Company shall deliver to the employee (or to his or her heir, designated beneficiary or legal representative) a certificate or certificates not bearing the legend required by this paragraph.

     (d) Rights as a Shareholder. Except for the restrictions set forth herein and subject to the terms and conditions of the agreement between the Company and the employee to whom Restricted Stock has been awarded, the employee shall have all the rights of a stockholder with respect to shares of Restricted Stock awarded to him or her, including, without limitation, the right to vote such shares and the right to receive all dividends or other distributions made with respect to such shares.

     7.  PERFORMANCE UNITS

      (a) Award of Performance Units. Subject to the provisions of the Plan, the Committee may from time to time, in its sole discretion, award "Performance Units" to employees who have been selected to participate in the Plan. In connection therewith, the Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, (i) to determine, from time to time, the employees to whom Performance Units are to be awarded, (ii) to determine the number of Performance Units to be awarded to each such employee, (iii) to determine the time or times at which awards of Performance Units shall be made, (iv) to determine the Performance Period, Performance Target and Applicable Percentages (each as hereinafter defined) applicable to each award of Performance Units, and (v) to prescribe the form or forms of the agreements to be entered into between the Company and each employee to whom Performance Units may be awarded (which agreements shall be consistent with the Plan but need not be identical).

      (b) Performance Period. (i) At the time it makes an award of Performance Units, the Committee shall determine the Performance Period applicable to the Performance Units so awarded. If at any time an employee to whom Performance Units have been awarded is no longer employed by the Company or any of its subsidiaries for any reason (other than death,

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permanent  and  total disability or retirement), all  Performance
Units  theretofore awarded to him and as to which the  applicable
Performance   Period  has  not  expired  shall   immediately   be
forfeited, and all rights of such employee with respect  to  such
Performance  Units  shall  terminate,  without  payment  of   any
consideration by the Company.

      (ii) In the event that an employee to whom Performance Units have been awarded is no longer employed by the Company or any of its subsidiaries prior to the expiration of the Performance Period by reason of such employee's death, permanent and total disability or retirement, such employee (or his or her heirs, designated beneficiaries or legal representative) shall be entitled, following the expiration of such Performance Period, to a payment in an amount equal to the payment, if any, which would have been made pursuant to Section 7(f) hereof if such termination of employment had not occurred times a fraction, the numerator of which shall be the number of days between the date of termination of employment, and the denominator of which shall be the total number of days in the applicable Performance Period.

      (iii) Notwithstanding the terms of the foregoing sections, the Committee shall have the authority, in its sole discretion, to accelerate the time at which any Performance Period will expire or declare the Performance Units of any employee or employees immediately payable in such amounts as the Committee may determine as being in the best interest of the Company and equitable to the employee or his or her heirs or designated beneficiaries.

      (c) Performance Target. At the time of each award of Performance Units, the Committee shall determine the Performance Target which shall be applicable to the Performance Units so awarded. The Performance Target shall be a goal, expressed in terms of growth in book value, earnings per share, return on equity or any other financial or other measurement deemed appropriate by the Committee, to be attained by the conclusion of the Performance Period, failing which attainment the Performance Units subject to the Performance Target shall lapse or be subject to adjustment by an Applicable Percentage as and to the extent determined by the Committee. At the discretion of the Committee, the Performance Target for any such award may relate to the results of operations or other measurable progress of either the Company as a whole or the employee's subsidiary, division or department. The Performance Target need not be identical for all Performance Units awarded at any time or form time to time.

      (d) Applicable Percentages. At the time of each award of Performance Units, the Committee shall determine the Applicable Percentages which shall be applicable to the Performance Units so awarded. The Applicable Percentages shall consist of such range of percentages as the Committee shall determine at the time of each award, as shall be applicable to the total number of Performance Units awarded to an employee at any one time and which shall be applied to the total number of Performance Units so awarded to reflect, in such manner as the Committee may determine to be appropriate, the degree to which the Performance Target shall have been met or exceeded. The Applicable Percentages need not be identical for all Performance Units granted at any time or from time to time.

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      (e)   Value  of   Performance Units.  The  value  of   each
Performance Unit at any time shall equal the book value per share of the Company's Common Stock as such value appears on the consolidated balance sheet of the Company and its subsidiaries as of the end of the fiscal quarter immediately preceding the date of valuation, provided, however, that Performance Units shall not be deemed to be shares of capital stock of the Company and the award of Performance Units under the Plan shall not entitle the employee to whom Performance Units have been awarded to any dividend, voting or other rights of a stockholder. Prior to the availability of a definitive balance sheet for a particular quarter the Committee shall make a good faith estimate of such book value and any payment during such period shall be subject to adjustment when a definitive balance sheet shall be available.

       (f) Payment of Performance Units. Subject to the provisions of the Plan and the terms of each employee's award, each employee awarded Performance Units shall be entitled to payment in respect thereof as soon as practicable after the close of the Performance Period applicable to such award. Such payment shall be made in cash and/or in stock (valued at its fair market value) in an amount equal to the value of all such vested Performance Units then held by the employee (determined in accordance with Section 7(e) hereof), times the Applicable Percentage. The Committee may also make adjustments, to the extent it deems appropriate at the conclusion of the Performance Period, in the Performance Target or Applicable Percentages for any Performance Units awarded to compensate for, or to reflect, any material changes which may have occurred in accounting practices, tax laws or other laws or regulations which alter or affect the computation of such Performance Target, or any unusual circumstances outside of management's control which materially affect the performance of the Company or any relevant subsidiary, division or department. Notwithstanding the foregoing, no adjustments shall be made in any outstanding Performance Units to the extent that such adjustment would adversely affect the status of that Performance Units as "performance based compensation" under Section 162(m) of the Code.

     8.    DESIGNATION OF BENEFICIARY

     An employee who has received an award under this Plan may, with the consent of the Committee, designate a person or persons to be his or her designated beneficiaries under this Plan. Such designation shall be made upon forms supplied by and delivered to the Company and may be revoked in writing. If an employee fails effectively to designate a beneficiary, then his or her estate will be deemed to be the beneficiary.

       9.     ADJUSTMENTS   UPON   CHANGES   IN   CAPITALIZATION;
              ACCELERATION IN CERTAIN EVENTS.

      (a) Any instruments evidencing options awarded hereunder, and any agreements entered into between the Company and an employee in connection with any award hereunder, may contain such provisions as the Committee may determine for adjustment of the number and classes of shares covered thereby, the purchase price of options, the lapsing of the restrictions on exercise of options or on Restricted Stock, the number and method of valuation of Performance Units covered thereby or the like, in the event of changes in the outstanding Common Stock of the Company by reason of any stock dividend, stock split-up, recapitalization, reorganization, merger, consolidation, combination or exchange of shares or the like, of or by the Company. In the absence of any such provision, the Board of Directors of the Company, in the event of any such change, may make such adjustments as it may, in its sole discretion, deem equitable; provided, however, in each case, no adjustment shall be made which would cause the Plan to violate Section 422 (b) (1) of the Code with respect to Incentive Stock Option or would adversely affect the status of options or Restricted Stock intended to be "performance based compensation as such under
Section 162 (m) of the Code. In addition, in the event of any such change the Board of Directors may make such change as it may deem appropriate in the aggregate number, or awarded, or which may thereafter be issued as Restricted Stock, or in the aggregate number and classes of shares for which options may thereafter be awarded, or which may thereafter be issued as Restricted Stock, or in the aggregate number and method of valuation of Performance Units which may thereafter be awarded.

      (b) Notwithstanding the foregoing, in the event of any of the following occurs: (i) the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any person or entity or any group of persons or entities who constitute a group (within the meaning of Section 13 (d)3 of the Exchange Act) other than (x) Orion Capital Corporation or a direct or indirect subsidiary thereof (or a group including such a corporation) or (y) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, of any securities of the Company such that, as a result of such acquisition, such person, entity or group either (A), beneficially owns (within the meaning of Rule 13 (d)-3 under the Exchange Act), directly or indirectly, more than 20% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board of (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board; (ii) a change in the composition of the Board such that a majority of the members of the Board are not directors who were nominated for election or elected to the Board by stockholders of the Company during the preceding twelve months and who were not members of the Board twelve months prior to that time ("Continuing Directors"); or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior there to continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one or more transactions) all or substantially all the Company's assets, (collectively (i) to (iii), "Change of Control"), then
(x) all stock options theretofore awarded under the Plan shall become immediately exercisable as to all shares of Common Stock covered thereby, and all restrictions on all shares of Common Stock covered thereby, and all restrictions on all shares of Restricted Stock theretofore awarded under the Plan shall immediately lapse, in each case from such date, and for such period, as may be necessary to enable the holders thereof to obtain the benefits of such offer merger or consolidation, and
(y) the Performance Periods applicable to all Performance Units therefore awarded under the Plan will immediately expire and the Committee may, in its sole discretion, declare the Performance Units of any employee or employees immediately payable in such amounts as the Committee may determine.

      Notwithstanding the foregoing, the preceding events shall not be deemed to be a Change of Control if prior to any transaction or transactions causing such change a majority of the Continuing Directors shall have voted not to treat such transaction or transactions as resulting in a Change of Control.

     10.  NO ASSIGNMENT

     Except as provided in Section 5 hereof, an employee's rights and interest under the Plan may not be assigned or transferred except, in the event of an employee' death, to his or her designated beneficiary or to his estate pursuant to Section 8 hereof.

     11. NO RIGHT TO AWARD OR EMPLOYMENT

     No employee or other person shall have any claim or right to receive an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any subsidiary.

     12.  WITHHOLDING

     The Company or any subsidiary shall have the right to deduct from all payments made under the Plan any taxes required to be withheld in connection therewith under the applicable laws or regulations of any governmental authority, whether Federal, state or local and whether domestic or foreign, and, in the case of any shares of stock transferred pursuant to the Plan, the person receiving such shares shall be required to pay to the Company or such subsidiary, in cash or by surrender, at the fair market value thereof, of shares of Common Stock of the Company, or by any combination of cash or such shares, the amount of any such taxes which the Company or such subsidiary is required to withhold with respect to such stock.

     13.  AMENDMENT, SUSPENSION OR TERMINATION

      The Board of Directors of the Company may at any time terminate or from time to time amend or suspend (and if suspended, may reinstate) the Plan; provided, however, that except as provided in Section 8 hereof, no such amendment shall, without the approval of the shareholders of the Company, (a) increase the aggregate number of shares as to which options may be awarded or which may be awarded as Restricted Stock under the Plan, either to all employees or any one employee, (b) change the minimum exercise price of options awarded hereunder, (c) extend the maximum period during which options may exercised, or (d) materially modify the requirements as to eligibility for participation in the Plan or permit the making of awards to members of the Committee. No amendment, suspension or termination shall adversely affects any right or obligation with respect to any award theretofore made without the consent of the employee so affected.

      The right to make awards under the Plan shall terminate automatically at the close of business on the tenth anniversary of the date the Plan is adopted by the Board of Directors of the Company, thereafter the function of the Committee will be limited to supervising the administration of awards previously made

     14. EFFECTIVE DATE

         The effective date of the Plan is October 1, 1991.   The
Plan was approved by the Company's shareholders in 1991 and 1994, and, as hereby amended, was approved by the Company's
Board of Directors and became effective on October 29, 1996.